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                                                                    Exhibit 99.2


[PHOENIX LOGO]

     The Phoenix Companies, Inc.                N  E  W  S     R  E  L  E  A S E
     One American Row
     PO Box 5056
     Hartford CT 06102-5056
     www.phoenixwm.com
     -----------------------

     For:  Immediate Release

     Contact:   Media Relations:       Alice S. Ericson  860-403-5946
                Investor Relations:    Peter A. Hofmann  860-403-7100


            PHOENIX ANNOUNCES ACTIONS IN SUPPORT OF KEY PRIORITIES, PRODUCING $30 MILLION IN EXPECTED COST SAVINGS; OTHER ACTIONS TO COME
     ----------------------------------------------------------------------


                      COMPLETES EQUITY UNIT OFFERING TODAY
                      ------------------------------------

HARTFORD, Conn., December. 20, 2002 - The Phoenix Companies, Inc. (NYSE: PNX) today announced a number of actions designed to deliver long-term shareholder value. Today's steps are expected to lower annualized expenses by approximately $30 million by year-end 2003, reduce approximately 5 percent of the existing employee base by the end of the second quarter of 2003, and further tighten the company's focus on the wealth management market. Phoenix also reaffirmed that it intends to announce in January a comprehensive strategic plan covering additional actions and cost savings.

     "We are taking these immediate actions to support our four key priorities, as we also work to complete our longer-term comprehensive business and financial plan. This is only the first step in our ongoing effort to improve performance," said Dona D. Young, president, chief operating officer and chief executive officer-elect.


     The company's key priorities are:

     o  Intensifying its focus on wealth management products and services;

     o  Lowering expenses and improving operating margins;




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     o  Improving capital and expense allocation initiatives; and

     o Redesigning compensation and benefits based on company and individual performance metrics.

                                     -more-

Phoenix Announces Cost Saving Actions ... 2

     "We are acting with a clear sense of urgency and responsibility. We believe that our near-term actions will have a meaningful cumulative effect and that longer-term initiatives will phase in over time. We will measure our own performance based on our ability to deliver consistent, quality earnings and profitable growth," said Mrs. Young. "Position eliminations are never easy. However, it is something we must do to help drive profitable growth, which ultimately will enable Phoenix to continue to be a stable employer."

     The company said these actions are in addition to its previously announced initiatives for 2002 that are expected to produce annualized savings of $29 million. The cost savings announced today will be partially offset by an expected increase in employee benefit expenses of approximately $14 million, due primarily to the decline in the equity markets and resulting changes in assumptions in the company's post-retirement plans. At the same time the company is reducing expenses, it is also directing resources to areas core to current and future growth, such as strategic investments in technology to support distribution relationships.

     Phoenix expects to incur a non-operating after-tax charge of $3 million in the fourth quarter of 2002 relating to these position eliminations. The company will offer affected employees competitive severance packages. Among the actions announced today:

     o Phoenix will close certain of its international operations and exit a number of international investments by the second quarter of 2003, for estimated annualized savings of $5 million. This does not include the company's investment in Aberdeen Asset Management, PLC.

     o Phoenix is developing a comprehensive strategic facilities plan and executing it in several phases, beginning with the sale of its offsite meeting facility and exiting certain leased spaces. Initial steps will be completed by the end of the second quarter of 2003 and are expected to result in $1 million of estimated annualized savings.

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     o  Phoenix expects to achieve $5.8 million in estimated annualized savings by adjusting the size of its distribution force in annuities and investment management to reflect the current market environment. The company also expects to achieve $3.2 million in estimated annualized savings by continuing to restructure its information technology operations to gain efficiencies.

     o Phoenix expects to realize further estimated annualized savings of $15 million through general operational expense reductions.

     Also today, Phoenix completed a previously announced offering of 6.0 million equity units for $150 million, increased from $130 million. The majority of the net proceeds from the offering - $125 million - will be used to pay down bank debt. The balance will be used for general corporate purposes.

                                    - more -

Phoenix Announces Cost Saving Actions ... 3

     The Phoenix Companies, Inc. is a leading provider of wealth management products and services to individuals and institutions. Through a variety of advisors and financial services firms, Phoenix helps the affluent and high net worth accumulate, preserve and transfer their wealth with an innovative portfolio of life insurance, annuity and investment management products and services. Phoenix has corporate offices in Hartford, Conn.

Forward Looking Statement

     This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company intends these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These include statements relating to trends in, or representing management's beliefs about, the company's future strategies, operations and financial results, as well as other statements including words such as "anticipate", "believe," "plan," "estimate," "expect," "intend," "may," "should" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning trends and future developments and their potential effects on the company. They are not guarantees of future performance. Actual results may differ



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materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: (i) changes in general economic conditions, including changes in interest and currency exchange rates and the performance of financial markets; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products and services by new and existing competitors; (iii) the company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations, particularly since the company's insurance subsidiaries' ability to pay dividends is subject to regulatory restrictions;
(iv) regulatory, accounting or tax changes that may affect the cost of, or demand for, the products or services of the company's subsidiaries; (v) downgrades in the claims paying ability or financial strength ratings of the company's subsidiaries or in its credit ratings; (vi) discrepancies between actual claims experience and assumptions used in setting prices for the products of insurance subsidiaries and establishing the liabilities of such subsidiaries for future policy benefits and claims relating to such products; (vii) movements in the equity markets that affect our investment results, including those from venture capital, the fees we earn from assets under management and the demand for our variable products; (viii) the company's success in achieving planned expense reductions; and (ix) other risks and uncertainties described in any of the company's filings with the Securities and Exchange Commission. The company undertakes no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.


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